                                                                    Exhibit 99.1




                                                     Contact: Michael Gallant
                                                     508-293-6357
FOR IMMEDIATE RELEASE                                gallant_michael@emc.com
                                                     -----------------------


                       EMC REPORTS FOURTH QUARTER RESULTS

  REVENUE UP 18% SEQUENTIALLY ON STRONG CUSTOMER DEMAND, MARKET SHARE GAINS FOR
                CLARiiON CX SYSTEMS, INFORMATION STORAGE SOFTWARE

HOPKINTON, Mass. - January 23, 2003 - EMC Corporation (NYSE:EMC) today reported fourth quarter and full fiscal year results for 2002. The results included an 18% sequential revenue increase in the fourth quarter compared with the third quarter of 2002, led by strong customer demand for the new CLARiiON CX family of mid-tier networked storage systems and for EMC's industry-leading portfolio of information storage software products.

         Total consolidated revenue for the fourth quarter was $1.49 billion, 18% higher than the $1.26 billion reported in the third quarter of 2002, and 2% lower than the $1.51 billion reported in the fourth quarter of 2001. Net loss for the fourth quarter, including an after-tax restructuring and other special charge of $117 million, was $64 million or $.03 per share, compared with a net loss of $70 million or $.03 per share in the fourth quarter of 2001. Net income for the fourth quarter of 2002, excluding the aforementioned $117 million charge, was $53 million, or $.02 per diluted share.

         Total consolidated revenue for the full 2002 fiscal year was $5.44 billion, compared with $7.09 billion for the full 2001 fiscal year. Net loss for the full 2002 fiscal year was $119 million or $.05 per share, compared with a net loss of $508 million or $.23 per share for the full 2001 fiscal year.

         Joe Tucci, EMC's President and CEO, said, "We finished 2002 on a very strong note as our automated networked storage strategy began to pay off. Each of our major businesses -information storage systems, software and services - achieved double-digit sequential revenue growth. It's clear we gained market share, particularly in mid-tier storage and storage software. We are now approaching customers with our strongest and most complete product line ever, a lower cost structure, and a significantly improved go-to-market model. We expect to gain market share in all of our strategic segments and grow profitably throughout 2003."

         EMC's fourth-quarter results were marked by success in several strategic areas. Revenue from EMC's mid-tier CLARiiON products experienced strong double-digit growth in the fourth quarter compared with the third quarter of 2002. Revenue from information storage software grew 22% in the fourth quarter compared with the third quarter of 2002. EMC Centera Content Addressed Storage systems, introduced in April 2002, significantly exceeded fourth-quarter revenue expectations, with well over one petabyte (1,000 terabytes) of Content Addressed Storage shipped during the quarter.

         Bill Teuber, EMC's Executive Vice President and Chief Financial Officer, said, "The balanced sequential revenue growth we achieved was encouraging. Healthy customer demand for our automated networked storage solutions helped increase our overall product volume, leading to a significant improvement in gross margins. Throughout 2002, we focused on controlling the controllable. Since we intensified our attack on costs six quarters ago, we have achieved an annualized cost savings rate of more than $1.25 billion, resulting in a quarterly break-even level of about $1.37 billion. In addition, we continued to strengthen the balance sheet during the year. Absent the $364 million we spent repurchasing our shares, cash and investments would have increased $966 million during 2002. We ended the year with cash and investments of $5.7 billion, or approximately 60% of total assets."

         During the fourth quarter, EMC continued its most aggressive series of product roll-outs ever by delivering two new members of the powerful CLARiiON CX family of mid-tier networked storage systems; combining the functionality and availability found in EMC's high-end NAS solutions with the cost advantages of CLARiiON into the EMC Celerra NS600; and providing customers with NAS software solutions that enable organizations to centrally manage and automate the movement of files and data across geographically dispersed locations with new EMC OnCourse software. EMC also expanded its alliance with Dell and jointly teamed with Microsoft to develop the largest Microsoft SQL Server(TM) storage area network (SAN) ever built; unveiled major advances in its WideSky Developers Suite; and outlined plans to drive standards-compliant, open storage management solutions into real-world environments.

         EMC products, services and people were recognized during the fourth quarter for innovation, market leadership, and historic contributions. The readers of INTELLIGENT ENTERPRISE MAGAZINE selected EMC ControlCenter as the world's best family of storage management software in the publication's annual "Intelligent Enterprise Reader's Choice Awards"; EMC Centera was named "Product of the Year" by the content collaboration magazine TRANSFORM MAGAZINE, and received "Best of Show" honors at the BioIT WORLD CONFERENCE & EXPO; EMC won the Software Technical Assistance Recognition (STAR) award for outstanding mission-critical support for the second year in a row; and EMC Executive Chairman Mike Ruettgers was inducted into the IT INDUSTRY HALL OF FAME for transforming and revolutionizing the way businesses access, manage, share and protect digital information.

BUSINESS OUTLOOK
----------------

         THE FOLLOWING STATEMENTS ARE BASED ON CURRENT EXPECTATIONS. THESE STATEMENTS ARE FORWARD-LOOKING, AND ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS DO NOT INCLUDE THE POTENTIAL IMPACT OF ANY MERGERS, ACQUISITIONS, DIVESTITURES OR BUSINESS COMBINATIONS THAT MAY BE COMPLETED AFTER THE DATE HEREOF.

o Revenue in the first quarter of 2003 is expected to be between $1.35 billion and $1.4 billion.
o Excluding any restructuring charges, earnings per share in the first quarter of 2003 is expected to be, at best, $.01 per diluted share.
o Additional improvements in the overall cost structure are expected during 2003, resulting in an expected break-even level under $1.3 billion by the end of Q2 of 2003.

o Excluding any restructuring charges, EMC expects to report net income for each quarter in 2003.
o EMC expects continued improvement in gross margins and operating margins during 2003, although quarterly margins may vary during the year based on volume.
o R&D investment for 2003 is expected to be slightly lower than the $781 million invested in 2002, as additional efficiencies are gained.
o Capital spending for 2003 is expected to be approximately the same to slightly down compared with the $391 million spent in 2002.
o    The tax rate for 2003 is expected to be approximately 30%.


ABOUT EMC

         EMC Corporation is the world leader in information storage systems, software, networks and services, providing automated networked storage solutions that enable organizations of all sizes to better and more cost-effectively manage, protect and share their information. More information about EMC's products and services can be found at www.EMC.com.

EMC and CLARiiON are registered trademarks, and Celerra, Centera, OnCourse, ControlCenter and WideSky are trademarks of EMC Corporation. Other trademarks are the property of their respective owners.

                                      # # #

This release contains "forward-looking statements" as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the transition to new products, the uncertainty of customer acceptance of new product offerings, and rapid technological and market change; (iv) insufficient, excess or obsolete inventory; (v) competitive factors, including but not limited to pricing pressures; (vi) component quality and availability; (vii) the relative and varying rates of product price and component cost declines; (viii) the ability to attract and retain highly qualified employees; (ix) fluctuating currency exchange rates; (x) risks associated with strategic investments and acquisitions; and (xi) other one-time events and other important factors disclosed previously and from time to time in EMC's filings with the U.S. Securities and Exchange Commission.

                                 EMC CORPORATION
                      Consolidated Statements of Operations
                      Three Months Ended December 31, 2002
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                       GAAP           Adjustments             Adjusted
                                                   ------------       -----------          -------------
Revenues:
  Net sales                                        $  1,148,807                            $   1,148,807
  Services                                              340,591                                  340,591
                                                   ------------       -----------          -------------
                                                      1,489,398                                1,489,398

Costs and expenses:
  Cost of sales                                         721,599            (823)(1)              722,422
  Cost of services                                      180,032                                  180,032
  Research and development                              186,796                                  186,796
  Selling, general and administrative                   393,054                                  393,054
  Restructuring and special charges                     150,402         150,402 (2)                    -
                                                   ------------       -----------          -------------

Operating income (loss)                                (142,485)       (149,579)                   7,094

Investment income                                        69,734                                   69,734
Interest expense                                         (3,071)                                  (3,071)
Other expense, net                                      (16,436)         (8,920)(2)               (7,516)
                                                   ------------       -----------          -------------

Income (loss) before taxes                              (92,258)       (158,499)                  66,241
Income tax (benefit) provision                          (28,342)        (41,844)(3)               13,502
                                                   ------------       -----------          -------------

Net income (loss)                                  $    (63,916)      $(116,655)           $      52,739
                                                   ============       ===========          =============

Net income (loss) per weighted average
  share, basic                                     $      (0.03)      $   (0.05)           $        0.02
                                                   ============       ===========          =============

Net income (loss) per weighted average
  share, diluted                                   $      (0.03)      $   (0.05)           $        0.02
                                                   ============       ===========          =============

  Weighted average shares, basic                      2,193,269                                2,193,269

  Weighted average shares, diluted                    2,193,269                                2,197,485

As a % of total revenue:
  Gross margin                                            39.5%                                    39.4%
  Selling, general and administrative                     26.4%                                    26.4%
  Research and development                                12.5%                                    12.5%
  Operating income (loss)                                 -9.6%                                     0.5%
  Net income (loss)                                       -4.3%                                     3.5%



(1) Reversal of $823 of restructuring inventory provision taken in the third quarter of 2001.
(2) Represents $159,322 Q4 '02 restructure and other special charges.
(3) Represents the tax impact of adjustments (1) and (2).

                                 EMC CORPORATION
                      Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                          Three Months Ended               Twelve Months Ended
                                                   -----------------------------    --------------------------------
                                                    December 31,     December 31,     December 31,      December 31,
                                                       2002            2001 (1)         2002              2001 (2)
                                                   -----------------------------    --------------------------------
Revenues:
  Net sales                                        $   1,148,807    $  1,196,548    $   4,219,156   $   5,915,695
  Services                                               340,591         316,162        1,219,196       1,174,938
                                                   -----------------------------    --------------------------------
                                                       1,489,398       1,512,710        5,438,352       7,090,633

Cost and expenses:
  Cost of sales                                          721,599         771,837        2,614,482       3,525,145
  Cost of services                                       180,032         182,933          705,028         721,897
  Research and development                               186,796         216,885          781,457         928,701
  Selling, general and administrative                    393,054         492,963        1,680,814       2,214,223
  Restructuring and other special charges                150,402               -          150,402         398,508
                                                   -----------------------------    --------------------------------

Operating loss                                          (142,485)       (151,908)        (493,831)       (697,841)

Investment income                                         69,734          64,810          256,153         265,285
Interest expense                                          (3,071)           (810)         (11,415)        (11,338)
Other expense, net                                       (16,436)        (16,611)         (47,394)       (133,141)
                                                   -----------------------------    --------------------------------

Loss before taxes                                        (92,258)       (104,519)        (296,487)       (577,035)
Benefit for income taxes                                 (28,342)        (34,357)        (177,781)        (69,323)
                                                   -----------------------------    --------------------------------

Net loss                                           $     (63,916)   $    (70,162)   $    (118,706)  $    (507,712)
                                                   =============================    ================================

Net loss per weighted average
  share, basic                                     $       (0.03)   $      (0.03)   $       (0.05)  $       (0.23)
                                                   =============================    ================================

Net loss per weighted average
  share, diluted                                   $       (0.03)   $      (0.03)   $       (0.05)  $       (0.23)
                                                   =============================    ================================

  Weighted average shares, basic                       2,193,269       2,220,054        2,206,294       2,211,273

  Weighted average shares, diluted                     2,193,269       2,220,054        2,206,294       2,211,273


As a % of total revenue:
  Gross margin                                             39.5%           36.9%            39.0%           40.1%
  Selling, general and administrative                      26.4%           32.6%            30.9%           31.2%
  Research and development                                 12.5%           14.3%            14.4%           13.1%
  Operating loss                                           -9.6%          -10.0%            -9.1%           -9.8%
  Net loss                                                 -4.3%           -4.6%            -2.2%           -7.2%



(1) Includes $8,746 of goodwill amortization classified in cost of sales, $100 of goodwill amortization classified in cost of services and $3,648 of goodwill amortization classifed in research and development that would have been excluded if Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" was in effect in 2001. Excluding the goodwill amortization would have resulted in an after-tax net loss of $58,708 or $(0.03) per diluted share.

(2) Includes $42,109 of goodwill amortization classified in cost of sales, $189 of goodwill amortization classified in cost of services and $10,091 of goodwill amortization classifed in research and development that would have been excluded if Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" was in effect in 2001. Excluding the goodwill amortization would have resulted in an after-tax net loss of $459,791 or $(0.21) per diluted share.

                                 EMC CORPORATION
                           Consolidated Balance Sheets
                    (in thousands, except per share amounts)
                                   (Unaudited)



                                                                  December 31,          December 31,
                                                                      2002                   2001
                                                                 --------------        ---------------
ASSETS
Current assets:
  Cash and cash equivalents                                      $    1,686,598        $     2,129,019
  Short-term investments                                                864,743                445,428
  Accounts and notes receivable, less allowance
    for doubtful accounts of $50,551 and $36,169                        881,325              1,348,569
  Inventories                                                           437,805                583,985
  Deferred income taxes                                                 250,197                287,597
  Other current assets                                                   96,580                128,644
                                                                 --------------        ---------------
Total current assets                                                  4,217,248              4,923,242
Long-term investments                                                 3,134,290              2,509,112
Property, plant and equipment, net                                    1,624,396              1,827,331
Intangible and other assets, net                                        570,587                583,110
Deferred income taxes                                                    43,926                 46,840
                                                                 --------------        ---------------
       Total assets                                              $    9,590,447        $     9,889,635
                                                                 ==============        ===============

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
  Notes payable and current portion of long-term obligations     $       27,507        $        56,677
  Accounts payable                                                      429,732                424,132
  Accrued expenses                                                      948,357              1,024,211
  Income taxes payable                                                  187,695                315,368
  Deferred revenue                                                      448,359                359,026
                                                                 --------------        ---------------
Total current liabilities                                             2,041,650              2,179,414
Deferred Revenue                                                        156,412                 10,237
Other Liabilities                                                       166,383                 99,164

Commitments and contingencies
  Stockholders' equity:
    Series preferred stock, par value $.01; authorized 25,000
      shares, none outstanding                                                -                      -
    Common stock, par value $.01; authorized 6,000,000
      shares; issued 2,235,930 and 2,221,442 shares                      22,359                 22,214
    Additional paid-in capital                                        3,580,025              3,470,325
    Deferred compensation                                               (10,762)               (29,209)
    Retained earnings                                                 4,070,049              4,188,755
    Accumulated other comprehensive loss, net                           (53,488)               (33,007)
    Treasury stock, at cost; 50,555 and 1,060 shares                   (382,181)               (18,258)
                                                                 --------------        ---------------
       Total stockholders' equity                                     7,226,002              7,600,820
                                                                 --------------        ---------------
       Total liabilities and stockholders' equity                $    9,590,447        $     9,889,635
                                                                 ==============        ===============

                                 EMC CORPORATION
                      Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (Unaudited)


                                                                              For the Twelve Months Ended
                                                                              ---------------------------
                                                                        December 31, 2002    December 31, 2001
                                                                        -----------------    -----------------
Cash flows from operating activities:

Net loss                                                                 $     (118,706)      $    (507,712)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation and amortization                                                 653,686             654,698
  Noncash restructuring, inventory and other special charges (reversals)        (26,027)            449,364
  Other than temporary declines in equity investments                             6,315             106,560
  Amortization of deferred compensation                                          13,077              19,514
  Provision for doubtful accounts                                                35,171              32,711
  Deferred income taxes, net                                                     74,088            (227,429)
  Net loss on disposal of property, plant, and equipment                         26,405               2,282
  Tax benefit from stock options exercised                                       34,291             137,901
  Minority interest                                                                   -                  29
  Changes in assets and liabilities:
    Accounts and notes receivable                                               435,613             806,002
    Inventories                                                                 240,377             127,581
    Other assets                                                                 64,918             (19,303)
    Accounts payable                                                              4,240             (78,429)
    Accrued expenses                                                            (74,886)            201,301
    Income taxes payable                                                       (158,308)           (157,007)
    Deferred revenue                                                            236,813              69,637
    Other liabilities                                                            (1,333)             13,558
                                                                         --------------       -------------
        Net cash provided by operating activities                             1,445,734           1,631,258
                                                                         --------------       -------------

Cash flows from investing activities:
  Additions to property, plant and equipment                                   (391,076)           (889,309)
  Proceeds from sales of property, plant and equipment                                6              17,310
  Capitalized software development costs                                       (126,678)           (120,724)
  Purchases of short and long-term available-for-sale securities             (8,437,486)         (4,981,376)
  Sales of short and long-term available-for-sale securities                  7,199,476           4,445,271
  Maturity of short and long-term available-for-sale securities                 226,408             126,683
  Purchase of other assets                                                      (25,050)                  -
  Business acquisition, net of cash acquired                                    (21,993)           (111,455)
                                                                         --------------       -------------
        Net cash used by investing activities                                (1,576,393)         (1,513,600)
                                                                         --------------       -------------


Cash flows from financing activities:
  Issuance of common stock                                                       80,924             170,284
  Purchase of treasury stock                                                   (363,923)            (18,258)
  Payment of long-term and short-term obligations                               (29,694)            (16,859)
  Issuance of long-term and short-term obligations                                1,516              40,206
  Cash portion of McDATA Corporation spin-off dividend                                -            (141,981)
                                                                         --------------       -------------
        Net cash provided (used) by financing activities                       (311,177)             33,392
                                                                         --------------       -------------

Effect of exchange rate changes on cash                                            (585)             (5,252)
                                                                         --------------       -------------

Net increase (decrease) in cash and cash equivalents                           (442,421)            145,798
Cash and cash equivalents at beginning of period                              2,129,019           1,983,221
                                                                         --------------       -------------
Cash and cash equivalents at end of period                               $    1,686,598       $   2,129,019
                                                                         ==============       =============
Non-cash activity:
  Exchange of net assets for equity investment                           $        3,560       $           -
  Distribution of net assets in McData Corporation dividend                           -             234,152
  Issuance of capital lease obligations                                               -              24,490
  Options issued in business acquisitions                                             -               1,050

                                 EMC CORPORATION
      Supplemental Schedule of Earnings Adjusted to Expense Stock Options
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                      Three Months Ended                    Twelve Months Ended
                                             ---------------------------------       --------------------------------
                                                December 31,      December 31,        December 31,       December 31,
                                                    2002              2001                 2002             2001
                                             ---------------------------------       --------------------------------

Net loss                                     $      (63,916)     $    (70,162)       $     (118,706)    $   (507,712)

Stock option expense                                (90,168)          (97,820)             (356,415)        (335,703)
                                             ---------------------------------       --------------------------------
Adjusted net loss                            $     (154,084)     $   (167,982)       $     (475,121)    $   (843,415)
                                             =================================       ================================

Net loss per weighted average
  share, basic - as reported                 $        (0.03)     $      (0.03)       $        (0.05)    $      (0.23)
                                             =================================       ================================
Net loss per weighted average
  share, diluted - as reported               $        (0.03)     $      (0.03)       $        (0.05)    $      (0.23)
                                             =================================       ================================
Adjusted net loss per weighted
  average share, basic                       $        (0.07)     $      (0.08)       $        (0.22)    $      (0.38)
                                             =================================       ================================
Adjusted net loss per weighted
  average share, diluted                     $        (0.07)     $      (0.08)       $        (0.22)    $      (0.38)
                                             =================================       ================================

                                 EMC CORPORATION
                           SUPPLEMENTAL FINANCIAL DATA
                                REVENUE ANALYSIS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                               REVENUE COMPONENTS



                                             Q1 2001        Q2 2001      Q3 2001      Q4 2001      YTD 2001
                                          ------------------------------------------------------------------
STORAGE REVENUE
  Information Storage Systems              $ 1,564,312   $  1,225,600  $   675,591  $   841,741  $ 4,307,244

  Information Storage Software                 467,519        497,538      242,521      352,444    1,560,022

  Information Storage Services                 231,986        231,995      236,734      271,559      972,274

TOTAL INFORMATION STORAGE REVENUES           2,263,817      1,955,133    1,154,846    1,465,744    6,839,540

  Other Businesses                              80,978         65,722       57,427       46,966      251,093
                                          ------------------------------------------------------------------
TOTAL CONSOLIDATED REVENUES                $ 2,344,795   $  2,020,855  $ 1,212,273  $ 1,512,710  $ 7,090,633
                                          ==================================================================


                                             Q1 2002       Q2 2002     Q3 2002       Q4 2002       YTD 2002
                                          ------------------------------------------------------------------
STORAGE REVENUE
  Information Storage Systems              $   741,578   $    779,109  $   662,417  $   802,196  $ 2,985,300

  Information Storage Software                 282,323        320,568      283,591      346,611    1,233,093

  Information Storage Services                 238,530        251,148      279,217      309,472    1,078,367

TOTAL INFORMATION STORAGE REVENUES           1,262,431      1,350,825    1,225,225    1,458,279    5,296,760

  Other Businesses                              39,547         36,713       34,213       31,119      141,592
                                          ------------------------------------------------------------------
TOTAL CONSOLIDATED REVENUES                $ 1,301,978   $  1,387,538  $ 1,259,438  $ 1,489,398  $ 5,438,352
                                          ==================================================================


                            NETWORKED STORAGE REVENUE


                                                          Q3 2001     Q4 2001     Q1 2002      Q2 2002     Q3 2002      Q4 2002
                                                       ---------------------------------------------------------------------------

NETWORKED STORAGE REVENUE, AS PREVIOUSLY CALCULATED    $   449,193   $ 682,443   $ 561,747    $ 597,323      N/A          N/A
                                                       ===========================================================================

NETWORKED STORAGE REVENUE, REVISED                     $   627,706   $ 847,413   $ 749,346    $ 777,263    $ 689,205   $  894,583
                                                       ===========================================================================

NETWORKED STORAGE REVENUE, REVISED, AS A % OF
  INFORMATION STORAGE SYSTEMS AND SOFTWARE REVENUE             68%         71%         73%          71%          73%          78%
                                                       ===========================================================================


NOTE: THE REVISED NETWORKED STORAGE REVENUE INCLUDES NETWORKED INFORMATION
      STORAGE SYSTEMS AND SOFTWARE REVENUE NOT CAPTURED IN THE PREVIOUS CALCULATION. THE REVISED CALCULATION INCLUDES UNITS SOLD INTO AN EXISTING NETWORKED ENVIRONMENT, UPGRADES AND NETWORKED INFORMATION STORAGE SYSTEMS AND SOFTWARE SOLD THROUGH CHANNELS TO END CUSTOMERS.


Note: Amounts may not foot due to rounding